UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2008

SAFEWAY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2008, the Board of Directors of Safeway Inc. (the “Company”) amended and restated the Company’s By-Laws (the “Amended and Restated By-Laws”).

The Board approved amendments to Article II, Section 2 and Article III, Section 1 of the Company’s By-Laws to provide that for business (including the nomination of directors) to be properly brought before an annual or special meeting by a stockholder, the stockholder must provide notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, in the case of an annual meeting, and not less than 90 days nor more than 120 days prior to the meeting date, in the case of a special meeting. Previously, the Company’s By-Laws provided that business submitted to the Company for action at a stockholders meeting must be submitted not less than 50 calendar days, nor more than 75 calendar days, prior to the date of the meeting. The amendments to Article II, Section 2 and Article III, Section 1 of the Company’s By-Laws also require stockholders wishing to nominate a director or to propose other business at a stockholders meeting to provide more information about (i) themselves and their interests in the Company’s shares, including as a result of derivative securities, voting arrangements, short positions and other interests, (ii) their director nominees and (iii) anyone with whom they may have any agreements, arrangements or understandings with respect to how they will vote. A stockholder who submits a nomination or proposal for other business is required to update the information previously disclosed as of the record date for the meeting of stockholders and as of the date that is eight business days prior to the date of the meeting of stockholders. In the event a special meeting is requested by the Company’s stockholders pursuant to Article II, Section 6, the amended By-Laws require the notice to include the same information (including updates of such information) as required by Article II, Section 2 and Article III, Section 3.

The Board also approved amendments to Article II, Section 9 of the Company’s By-Laws to require that a stockholder seeking to take action by written consent must first submit a notice containing specified information to the Company and to require the Board promptly, but in all events within ten days after the date on which such a written request is received, to adopt a resolution fixing a record date for such action. After any action by written consent has been taken, the amended By-Laws require the Company to engage an independent inspector to review the consents. Any action by written consent will not take effect until the inspector declares there to be a sufficient number of consents to make the action valid.

The Board also approved amendments to the indemnification provisions in Article III, Section 13 to provide, among other things, (i) that the Company will be required to indemnify a covered person when the covered person initiates a proceeding only if the commencement of a proceeding by the covered person was authorized by the Board, (ii) that the Company’s obligation to indemnify and advance expenses shall be reduced by amounts collected by the covered person from other sources and (iii) that an amendment to Article III, Section 13 of the Amended and Restated By-Laws will not adversely affect coverage for acts or omissions prior to the amendment.

Finally, the Board approved amendments to various articles and sections of the Company’s By-Laws to conform such By-Laws to changes in the Delaware General Corporation Law, including: (i) provisions allowing for the taking of Board and stockholder action and the delivery of notice of Board and stockholder meetings by electronic transmission, (ii) provisions allowing for the availability of the stockholder list in advance of any stockholder meeting on an electronic network or at the Company’s principal place of business and (iii) provisions enabling the Board to issue uncertificated shares.

Under the Company’s Amended and Restated By-Laws, if a stockholder wishes to nominate a candidate for election to our Board of Directors at our 2009 Annual Meeting or to propose any other business to be brought before our 2009 Annual Meeting, the stockholder must give complete and timely written notice to our Secretary not later than February 13, 2009 nor earlier than January 14, 2009. If the date of our 2009 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of our 2008 Annual Meeting, a stockholders notice must be delivered not earlier than the 120th day nor later than the 90th day prior to our rescheduled meeting, or, if later, the tenth day following the day on which we first make public announcement of our rescheduled meeting.

The summary information set forth in this Current Report on Form 8-K regarding the Company’s Amended and Restated By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.2	Amended and Restated By-Laws of Safeway Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC. (Registrant)

Date: October 23, 2008	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.

3.2	Amended and Restated By-Laws of Safeway Inc.

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